SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of


                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 23, 2002



                         Commission File Number: 0-18942


                           ILM II SENIOR LIVING, INC.
             (Exact name of registrant as specified in its charter)


       Virginia                                                06-1293758
------------------------                                ------------------------
(State of organization)                                    (I.R.S. Employer
                                                          Identification No.)

1750 Tysons Boulevard, Suite 1200, Tysons Corner,
Virginia                                                         22102
-------------------------------------------------       ------------------------
(Address of principal executive office)                        (Zip Code)


          (888) 257-3550
----------------------------------------------------
(Registrant's telephone number, including area code)


                                  (Page 1 of 4)
                        Exhibit Index Appears on Page 5


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Item 5.   Other Events.

          As previously reported, ILM II Senior Living, Inc. ("ILM II") was pursuing an arbitration claim against a certain respondent relating to the termination by Capital Senior Living Corporation in February 2001 of its then-pending merger transaction with ILM II.

          On November 23, 2002, the arbitration panel in such proceeding awarded damages to ILM II in the amount of $8,960,990. ILM II has been notified by the arbitral-respondent's representatives that, although there can be no assurance, such amount is expected to be paid to ILM II by the respondent not later than December 26, 2002 (less certain administrative fees and expenses of the American Arbitration Association, and certain arbitration panel and costs and expenses) in full satisfaction of all of ILM II's claims against the respondent (the "Net Arbitration Award").

          Immediately following receipt of the Net Arbitration Award, ILM II intends to make a single, final liquidating distribution to its shareholders of ILM II's residual net assets (including the Net Arbitration Award) and effect the dissolution and winding up of ILM II. The liquidating distribution will be made in the form of a dividend payable ratably to all holders of ILM II's common stock as of the record date established for such distribution.

          At December 13, 2002, ILM II's assets (not including the anticipated Net Arbitration Award) aggregated approximately $4.0 million and its liabilities aggregated approximately $0.5 million. It is anticipated that ILM II will incur approximately $1.1 million of additional expenses pursuant to its liquidation and winding up activities.

          ILM II has instructed its transfer agent to close the books and records for, and not to process any further transfers of, ILM II's common stock pending the announcement.

          This report contains "forward-looking statements" based on ILM II's current expectations about future events. These forward-looking statements are subject to a number of risks and uncertainties which could cause actual results and events to differ materially from those anticipated. These results and events include, without limitation, the amount and timing of future distributions, if any, the costs and expenses associated with the liquidation and distribution of ILM II's assets, and whether the arbitration award is appealed and fully collected. Further, there can be no assurance or certainty that there will be any further distributions paid to ILM II's shareholders. ILM II undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) Not Applicable

          (b) Not Applicable

          (c) The following Exhibits are filed as part of this Current Report on Form 8-K:


                                    (Page 2)


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          99.1 Press Release of ILM II Senior Living, Inc. dated December 23,
2002.


                                    (Page 3)


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ILM II SENIOR LIVING, INC.


                                       By: /s/J. William Sharman, Jr.
                                           --------------------------
                                           J. William Sharman, Jr.
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer


Dated:  December 23, 2002


                                    (Page 4)

                                  Exhibit Index

                                                                        Page No.

99.1  Press Release of ILM II Senior Living, Inc. dated                     5
      December 23, 2002.


                                    (Page 5)